EXHIBIT 99.1

NEWS

Veeco Instruments Inc., Terminal Drive, Plainview,  NY 11803 Tel. 516-677-0200 Fax. 516-677-0380

FOR IMMEDIATE RELEASE

Financial Contact: Debra Wasser, SVP Investor Relations & Corporate Communications, 516-677-0200 x1472

Media Contact:  Fran Brennen, Senior Director Marcom, 516-677-0200 x1222

VEECO ANNOUNCES RECORD THIRD QUARTER 2010 FINANCIAL RESULTS

Plainview, NY, October 25, 2010 — Veeco Instruments Inc. (Nasdaq: VECO) announced its financial results for the third quarter ended September 30, 2010.  Veeco reports its results on a generally accepted accounting principles (“GAAP”) basis, and also provides results excluding certain items. Please refer to the attached table for details of the reconciliation between GAAP operating results and Non-GAAP operating results, and presentation of results on a “Continuing Operations” basis for current and historical periods.

Note: all results are for Veeco’s “Continuing Operations,” which excludes the Metrology business sold to Bruker Corporation on October 7, 2010.

GAAP Results ($M except EPS)

	Q3 ‘10	Q3 ‘09
Revenues	$277.1	$74.7
Net income	$91.1	$0.0
EPS (diluted)	$2.16	$0.00

Non-GAAP Results ($M except EPS)

	Q3 ‘10	Q3 ‘09
EBITA	$95.5	$6.7
EPS (diluted)	$1.46	$0.12

John R. Peeler, Veeco’s Chief Executive Officer, commented, “Veeco reported a milestone quarter in Q3 — including record levels of revenue of $277 million, gross margin of 49%, and EBITA of $96 million.  This performance drove quarterly GAAP EPS to $2.16 per share and non-GAAP EPS to $1.46 per share, both new records for our company. We shipped over 100 MOCVD systems in the third quarter. In addition, on October 7th we completed the sale of our Metrology business to Bruker Corporation, creating a new Veeco focused on growth opportunities in our LED & Solar and Data Storage Process Equipment businesses.  We generated a record $79 million in cash from operations during the quarter and are in the best financial position in our history.”

“Veeco’s third quarter bookings totaled $278 million,” continued Mr. Peeler, “with another very strong quarter in LED & Solar of $243 million, primarily MOCVD systems.  Orders for MOCVD tools were placed by fifteen customers during the quarter, with strength continuing in China and additional account penetration in Taiwan. Veeco’s Data Storage orders were $35 million, as technology buys continue for new Veeco deposition systems.” The Company’s Q3 ‘10 book-to-bill ratio was 1.0, and quarter end backlog was $569 million.

On August 24th, Veeco announced that its Board of Directors had authorized the repurchase of up to $200 million of Veeco’s common stock through August 2011.  During the third quarter, Veeco purchased 930,000 shares of its stock at an average price of $34 per share, for a total of approximately $32 million.

Q4 ‘10 Guidance

Regarding the fourth quarter, Mr. Peeler commented, “We have recently experienced rescheduling of tool shipments from the fourth quarter into the first quarter by several customers in Korea and Taiwan.  Due to the

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recent strong order rate from China, our current plan for Q4 revenue includes a significant amount of large multi-tool shipments to key Chinese customers, many of whom are currently building or expanding their facilities.

While we currently expect that these tools will ship over the next few months, timing of revenue could shift into the first quarter due to customer facility readiness.” Veeco’s fourth quarter 2010 revenue is currently forecasted to be between $285 and $320 million.  Earnings per share are currently forecasted to be between $1.96 to $2.35 on a GAAP basis and $1.46 to $1.74 on a non-GAAP basis. Please refer to the attached financial tables for more details.

Mr. Peeler added, “We continue to see high levels of quoting activity for MOCVD systems, particularly in China and Taiwan, and our Data Storage business continues to experience healthy overall market conditions. We currently forecast that Veeco’s fourth quarter orders will be equal to or better than the third quarter.”

Outlook and Opportunities

Commenting about the Company’s outlook, Mr. Peeler stated, “Further strength in MOCVD bookings currently forecasted for Q4 should enable us to exit 2010 with strong backlog, positioning Veeco for excellent revenue performance in the first half of 2011.  We have built our manufacturing capacity to 120 or more tools per quarter, and will head into 2011 with the ability to flex quarterly shipments up or down as required by customer demand.”

“As we look to the future, we believe there may be an opportunity to sell thousands of MOCVD systems as LEDs fully penetrate display applications and adoption accelerates for solid state lighting in 2011 and 2012.  In order to capitalize upon this opportunity, Veeco is expanding training, service and support functions in China, Taiwan and Korea, and accelerating our new product roadmap.”

“In our other businesses, quoting activity is picking up for our CIGS solar deposition systems as we make progress advancing these tools’ process capabilities for high-efficiency/low cost solar cells.  Our Data Storage business continues to perform exceptionally well this year, with new products that are meeting customer technology challenges and a flexible outsourced manufacturing model. I am extremely proud of all the progress that Veeco has made in 2010 to achieve record financial results and excited about our future outlook.”

Conference Call Information

A conference call reviewing these results will be held at 5:00pm ET today. Please dial in to 1-877-591-4956 (toll free) or 1-719-325-4772 using passcode 8848728. The call will also be webcast live on the Veeco website at www.veeco.com. A replay of the call will be available beginning at 8:00pm ET tonight through midnight on November 8, 2010 at 888-203-1112 or 719-457-0820, using passcode 8848728, or on the Veeco website. Please follow along with our slide presentation also posted on the website.

About Veeco

Veeco makes equipment to develop and manufacture LEDs, solar panels, hard disk drives and other devices. We support our customers through product development, manufacturing, sales and service sites in the U.S., Korea, Taiwan, China, Singapore, Japan, Europe and other locations.  Please visit us at www.veeco.com.

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2009 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases.  Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

-financial tables attached-

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Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009

Net sales	$277,094	$74,688	$633,233	$163,270
Cost of sales	141,612	44,141	342,210	105,566
Gross profit	135,482	30,547	291,023	57,704

Operating expenses (income):
Selling, general and administrative	24,565	15,631	62,852	41,926
Research and development	18,306	10,662	47,861	29,327
Amortization	1,237	1,270	3,711	3,775
Restructuring	—	781	(179)	4,770
Asset impairment	—	—	—	304
Other, net	(275)	(307)	75	368
Total operating expenses	43,833	28,037	114,320	80,470

Operating income (loss)	91,649	2,510	176,703	(22,766)

Interest expense, net	1,637	1,656	5,181	5,063

Income (loss) from continuing operations before income taxes	90,012	854	171,522	(27,829)
Income tax (benefit) provision	(1,092)	823	7,663	2,379
Income (loss) from continuing operations	91,104	31	163,859	(30,208)

Discontinued operations:
(Loss) income from discontinued operations before income taxes	(4,311)	978	3,546	(5,206)
Income tax provision (benefit)	630	(261)	2,805	(1,037)
(Loss) income from discontinued operations	(4,941)	1,239	741	(4,169)

Net income (loss)	86,163	1,270	164,600	(34,377)
Net loss attributable to noncontrolling interest	—	—	—	(65)
Net income (loss) attributable to Veeco	$86,163	$1,270	$164,600	$(34,312)

Income (loss) per common share attributable to Veeco:
Basic:
Continuing operations	$2.28	$—	$4.15	$(0.96)
Discontinued operations	(0.12)	0.04	0.02	(0.13)
Income (loss)	$2.16	$0.04	$4.17	$(1.09)
Diluted :
Continuing operations	$2.16	$—	$3.89	$(0.96)
Discontinued operations	(0.12)	0.04	0.02	(0.13)
Income (loss)	$2.04	$0.04	$3.91	$(1.09)

Weighted average shares outstanding:
Basic	39,946	31,608	39,508	31,540
Diluted	42,258	32,375	42,175	31,540

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$278,144	$148,500
Short-term investments	157,111	135,000
Restricted cash	31,581	—
Accounts receivable, net	129,574	67,546
Inventories, net	80,544	55,807
Prepaid expenses and other current assets	31,146	6,419
Assets of discontinued segment held for sale	80,252	40,058
Deferred income taxes	38,892	3,105
Total current assets	827,244	456,435

Property, plant and equipment, net	45,490	44,707
Goodwill	52,003	52,003
Other assets, net	18,959	22,199
Assets of discontinued segment held for sale	—	30,028
Total assets	$943,696	$605,372

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$44,793	$24,910
Accrued expenses and other current liabilities	192,122	99,823
Deferred profit	5,853	2,520
Income taxes payable	44,034	829
Liabilities of discontinued segment held for sale	12,000	10,824
Current portion of long-term debt	225	212
Total current liabilities	299,027	139,118

Deferred income taxes	3,019	5,039
Long-term debt	103,063	100,964
Other liabilities	315	1,192
Total non-current liabilities	106,397	107,195

Equity	538,272	359,059

Total liabilities and equity	$943,696	$605,372

Veeco Instruments Inc. and Subsidiaries

Reconciliation of operating income (loss) to earnings (loss) from continuing operations excluding certain items

(In thousands, except per share data)

(Unaudited)

	Three months ended				Nine months ended
	September 30,				September 30,
	2010		2009		2010		2009

Operating income (loss)	$91,649		$2,510		$176,703		$(22,766)

Adjustments:

Amortization	1,237		1,270		3,711		3,775
Equity-based compensation	2,614		2,110		7,003		5,106
Restructuring	—		781	(2)	(179	)(1)	4,770	(2)
Asset impairment	—		—		—		304	(3)
Inventory write-off	—		—		—		1,526	(4)

Earnings (loss) from continuing operations before interest, income taxes and amortization excluding certain items (“EBITA”)	95,500		6,671		187,238		(7,285)

Interest expense, net	1,637		1,656		5,181		5,063
Adjustment to add back non-cash portion of interest expense	(850	)(5)	(714	)(5)	(2,351	)(5)	(2,114	)(5)
Earnings (loss) excluding certain items from continuing operations before income taxes	94,713		5,729		184,408		(10,234)

Income tax provision (benefit) at 35%	33,150		2,005		64,543		(3,582)

Earnings (loss) from continuing operations excluding certain items	61,563		3,724		119,865		(6,652)
Loss attributable to noncontrolling interest, net of income tax benefit at 35%	—		—		—		(42)

Earnings (loss) from continuing operations excluding certain items attributable to Veeco	$61,563		$3,724		$119,865		$(6,610)

Earnings (loss) from continuing operations excluding certain items per diluted share attributable to Veeco	$1.46		$0.12		$2.84		$(0.21)

Diluted weighted average shares outstanding	42,258		32,375		42,175		31,540

(1) During the first quarter of 2010, we recorded a restructuring credit of $0.2 million associated with a change in estimate.

(2) During the nine months ended September 30, 2009, we recorded a restructuring charge of $4.8 million,($3.5 million for personnel severance costs and $1.3 million related to lease and other charges associated with vacating two facilities in our Data Storage segment) of which $0.8 million was incurred during the third quarter (consisting primarily of personnel severance costs and related charges).

(3) During the second quarter of 2009, we recorded a $0.3 million asset impairment charge in our Data Storage segment for assets no longer being utilized.

(4) During the first quarter of 2009, we recorded a $1.5 million inventory write-off in our Data Storage segment associated with the discontinuance of certain products.  This was included in cost of sales in the GAAP income statement.

(5) Adjustment to exclude non-cash interest expense on convertible subordinated notes.

NOTE - The above reconciliation is intended to present Veeco’s operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Reconciliation of operating income to earnings from continuing operations excluding certain items

(In thousands, except per share data)

(Unaudited)

	Guidance for the three
	months ending December 31, 2010
	LOW		HIGH

Operating income	$93,819		$111,819

Adjustments:

Amortization	1,238		1,238
Equity-based compensation	2,643		2,643

Earnings from continuing operations before interest, income taxes and amortization excluding certain items (“EBITA”)	97,700		115,700

Interest expense, net	1,637		1,637
Adjustment to add back non-cash portion of interest expense	(788	)(1)	(788	)(1)

Earnings from continuing operations excluding certain items before income taxes	96,851		114,851

Income tax provision at 35%	33,898		40,198

Earnings from continuing operations excluding certain items	$62,953		$74,653

Earnings from continuing operations per diluted share excluding certain items	$1.46		$1.74

Diluted weighted average shares outstanding	43,000		43,000

(1) Adjustment to exclude non-cash interest expense on convertible subordinated notes.

NOTE - The above reconciliation is intended to present Veeco’s operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on earnings before interest, income taxes and amortization excluding certain items (“EBITA”), which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Segment Bookings, Revenues, and Reconciliation

of Operating income (loss) to EBITA (loss)**

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
LED & Solar
Bookings	$243,218	$179,229	$715,320	$264,092

Revenues	$242,613	$52,965	$539,765	$107,050

Operating income (loss)	$90,407	$7,219	$173,430	$(2,141)
Amortization	796	792	2,388	2,341
Equity-based compensation	582	245	1,720	619
Restructuring	—	200	—	1,129
EBITA **	$91,785	$8,456	$177,538	$1,948

Data Storage
Bookings	$34,972	$17,242	$111,370	$44,379

Revenues	$34,481	$21,723	$93,468	$56,220

Operating income (loss)	$8,736	$(75)	$20,108	$(10,081)
Amortization	383	405	1,149	1,213
Equity-based compensation	258	303	781	892
Restructuring	—	224	(179)	3,054
Inventory write-off	—	—	—	1,526
Asset impairment	—	—	—	304
EBITA (loss)**	$9,377	$857	$21,859	$(3,092)

Unallocated Corporate
Operating loss	$(7,494)	$(4,634)	$(16,835)	$(10,544)
Amortization	58	73	174	221
Equity-based compensation	1,774	1,562	4,502	3,595
Restructuring	—	357	—	587
Loss **	$(5,662)	$(2,642)	$(12,159)	$(6,141)

Total
Bookings	$278,190	$196,471	$826,690	$308,471

Revenues	$277,094	$74,688	$633,233	$163,270

Operating income (loss)	$91,649	$2,510	$176,703	$(22,766)
Amortization	1,237	1,270	3,711	3,775
Equity-based compensation	2,614	2,110	7,003	5,106
Restructuring	—	781	(179)	4,770
Inventory write-off	—	—	—	1,526
Asset impairment	—	—	—	304
EBITA (loss)**	$95,500	$6,671	$187,238	$(7,285)

** Refer to footnotes on ‘Reconciliation of operating income (loss) to earnings (loss) from continuing operations excluding certain items’ for further details.